                                                                   EXHIBIT 21.1

                                         PC MALL, INC.
                                 Subsidiaries of the Registrant
                                    As of December 31, 2001

Creative Computers, Inc. (a California corporation)

ecost.com, Inc. (a Delaware corporation)

eLinux.com, Inc. (a Delaware corporation)

Creative Computers Integrated Technologies, Inc. (a Delaware corporation)

ComputAbility Limited (a Delaware corporation)